EX-5.2

FORM OF GIBSON DUNN OPINION

[Letterhead of Gibson, Dunn & Crutcher LLP]

[•], 2011

TBS International plc
Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland

Re:	TBS International plc
Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (the “Registration Statement”), of TBS International plc, an Irish public limited company (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with  the Company’s distribution to certain holders of its Class A ordinary shares and Class B ordinary shares of an aggregate [             ] non-transferable subscription rights to purchase Series A Preference Shares of the Company with a nominal value $0.01 per share (the “Rights”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We are not admitted or qualified to practice law in Ireland. Therefore, we have relied upon the opinion of Arthur Cox, Irish counsel to the Company, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Ireland.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and assuming the Rights are offered and distributed as contemplated by the Registration Statement, we are of the opinion that when the Registration Statement and any supplements and amendments thereto have become effective under the Securities Act, the rights certificates, when issued in the form attached as Exhibit 3.1 to the Registration Statement and duly executed, delivered and countersigned in accordance with the terms set forth in the subscription rights agreement and the terms established by the board of directors of the Company, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

The opinion set forth above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers, preferential transfers or distributions by companies to equity holders and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,